360 Funds 485BPOS

Exhibit 99(i)(10)

January 28, 2025

360 Funds

4300 Shawnee Mission Parkway, Suite 100

Fairway, Kansas 66205

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Timber Point Alternative Income Fund and Timber Point Global Allocations Fund, both a series portfolio of the 360 Funds (the “Trust”) that is included in Post-Effective Amendment No. 190 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-123290), and Amendment No. 191 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-21726), on Form N-1A of the Trust.

If you have any questions concerning the foregoing, please contact the undersigned at (513) 991-8472 or bo@fintechlegal.io.

Very truly yours,

/s/ Bo J. Howell
On behalf of FinTech Law

FinTech Law

6224 Turpin Hills Drive     |     Cincinnati, OH 45244-3557     |     fintechlegal.io | (513) 991-8472